Exhibit 5.1

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

April 17, 2017

Zymeworks Inc. 1385 West 8th Avenue, Suite 540 Vancouver, BC V6H 3V9	Reference: 99493/9

Re:	Zymeworks Inc.

Registration Statement on Form F-1

Dear	Sirs/Mesdames:

We have acted as Canadian counsel to Zymeworks Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), in connection with the registration pursuant to a registration statement, as amended (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the initial public offering (the “Offering”) of up to 5,175,000 common shares of the Corporation (the “Shares”) which will be issued and sold by the Corporation (including up to 675,000 Shares issuable upon exercise of an over-allotment option granted by the Corporation). We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form of which is filed as an exhibit to the Registration Statement, to be entered into by and among the Corporation and the underwriters (the “Underwriting Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the certificate of incorporation, articles and by-laws of the Corporation;

(b)	the form of articles of the Corporation that will be effective immediately prior to the closing of the Offering and following its continuation under the Business Corporations Act (British Columbia) (the “Public Company Articles”);

(c)	certain resolutions of the Corporation’s directors;

(d)	a certificate of compliance dated April 12, 2017 issued by Industry Canada under the Canada Business Corporations Act with respect to the Corporation; and

(e)	a certificate of an officer of the Corporation (the “Officer’s Certificate”).

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We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

In examining all documents and in providing our opinion we have assumed that:

1.	all individuals had the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

2.	the Underwriting Agreement will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Corporation and any pricing committee thereof;

3.	the Public Company Articles will be in full force and effect on closing of the Offering;

4.	at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares; and

5.	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officer’s Certificate, are complete, true and accurate.

We are qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued and sold by the Corporation have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

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